EXHIBIT 10.22

THIRD AMENDMENT TO THE

WHITEHALL JEWELLERS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

               WHEREAS, Whitehall Jewellers, Inc., a Delaware corporation (the “Corporation”), has adopted and maintains an employee stock ownership plan titled the “Whitehall Jewellers, Inc. Employee Stock Ownership Plan” (the “Plan”); and

               WHEREAS, the Corporation desires to amend the Plan to clarify compliance with final and temporary regulations under section 401(a)(9) of the Internal Revenue Code of 1986, as amended, to change the Plan to a profit-sharing plan, to terminate the Plan, and to permit the immediate distribution of benefits under the Plan.

               NOW, THEREFORE, pursuant to the power of amendment contained in Section 14.1 of the Plan, the Plan is hereby amended effective as stated below, as follows:

               1.           Effective January 31, 2007, subsection 1.1 of the Plan, titled “History, Purpose and Effective Date”, is hereby amended by adding the following new sentence at the end thereof:

Notwithstanding the foregoing, effective January 31, 2007, the Plan shall no longer constitute an employee stock ownership plan under section 4975(e)(7) of the Code, but instead shall constitute a profit-sharing plan.

               2.           Effective January 1, 2003, subsection 10.4 of the Plan, titled “Limits on Commencement and Duration of Distributions”, is hereby amended by deleting the phrase “, and shall supersede any other provision of the Plan to the contrary” and inserting in lieu thereof the phrase “, and shall supersede any other provision of the Plan to the contrary except for the provisions of subsection 10.16” .

               3.           Effective January 1, 2003, the following new subsection is added to

Section 10 of the Plan:

               10.16. Minimum Distribution Requirements

                         10.16.1. General Rules

10.16.1.1. Effective Date. The provisions of this subsection 10.16 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

10.16.1.2. Precedence. The requirements of this subsection 10.16 will take precedence over any inconsistent provisions of the Plan.

10.16.1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this subsection 10.16 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

10.16.1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this subsection 10.16, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

                         10.16.2. Time and Manner of Distribution.

10.16.2.1. Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

10.16.2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b) If the Participant's surviving spouse is not the

Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection 10.16.2.2, other than subsection 10.16.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this subsection 10.16.2.2 and subsection 10.16.4, unless subsection 10.16.2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If subsection 10.16.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 10.16.2.2(a) . If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection 10.16.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

10.16.2.3. Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections 10.16.3 and 10.16.4. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

                         10.16.3. Required Minimum Distributions During Participant's Lifetime.

10.16.3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9) -9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(b) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9) -9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

10.16.3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this subsection 10.16.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

                         10.16.4. Required Minimum Distributions After Participant's Death.

                                       10.16.4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

10.16.4.2. Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in subsection 10.16.4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 10.16.2.2(a), this subsection 10.16.4.2 will apply as if the surviving spouse were the Participant.

                         10.16.5. Definitions.

10.16.5.1. Designated beneficiary. The individual who is designated as the beneficiary under subsection 10.5 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9) -1, Q&A-4, of the Treasury regulations.

10.16.5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection 10.16.2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

10.16.5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9) -9 of the Treasury regulations.

10.16.5.4. Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

10.16.5.5 Required beginning date. The date specified in subsection 10.4(b) of the Plan.

               4.           Effective February 1, 2007, the following new subsection is added to Section 10 of the Plan:

10.17. Distributions to Participants Upon Termination of the Plan. Notwithstanding any other provision of the Plan to the contrary, effective upon the termination of the Plan, each Participant shall elect to receive, as soon as practicable, a distribution of his Account in the form of either (i) a lump sum cash distribution or (ii) a direct rollover in cash to an eligible retirement plan specified by the Participant; provided, however, that if a Participant makes no such election, then as soon as practicable after the effective date of the termination of the Plan, (a) such Participant shall receive a lump sum cash distribution of his Account, if such Participant’s Account balance is less than or equal to $1,000, (b) such Participant’s Account shall be distributed and paid in a direct rollover in cash to an individual retirement plan (as defined in section 7701(a)(37) of the Code) designated by the Committee, if such Participant’s Account balance is greater than $1,000 and less than or equal to $5,000, or (c) such Participant’s Account shall be transferred in cash to a default account established under the Whitehall Jewellers, Inc. 401(k) Plan, if such Participant’s Account balance is greater than $5,000.

               5.           Effective February 1, 2007, Section 14.2 is amended in its entirety to read as follows.

14.2. Termination. The Plan will terminate as to all Employers on February 1, 2007, and the Accounts of all Participants shall be distributed pursuant to Section 10.17.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed and attested on this 29th day of January , 2007.

WHITEHALL JEWELLERS, INC.

By:	/s/ Edward A. Dayoob

ATTEST:

/s/ Robert Nachwalter